Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Wilson Bank Holding Company (the “Company”) on Form 10-Q for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John C. McDearman III, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Wilson Bank Holding Company and will be retained by Wilson Bank Holding Company and furnished to the Securities and Exchange Commission or its staff upon request.

DATE: November 9, 2021

/s/ John C. McDearman III
John C. McDearman III, President and Chief Executive Officer